Exhibit 10.2
CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”
OMNIBUS AMENDMENT TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
AND
SUBSCRIPTION AGREEMENTS
This Omnibus Amendment (this “Amendment”) is being entered into, effective as of March 2, 2026, by and among Rio Grande LNG Train 4 Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), Rio Grande LNG Phase 2 Intermediate Super Holdings, LLC, a Delaware limited liability company (the “NextDecade Member”), Global LNG North America Corp., a Delaware corporation (the “TTE Member”), GIP V Velocity Aggregator T4, L.P., a Delaware limited partnership (the “FI Member”), NextDecade LNG, LLC a limited liability company organized under the laws of the State of Delaware (“Sponsor”), NextDecade Corporation (“NextDecade Parent”), GIP V Velocity Acquisition Partners T4, L.P., a Delaware limited partnership (“GIP Acquisition Partners”), GIM Participation Velocity, L.P., a Delaware limited partnership (together with GIP Acquisition Partners, the “GIP FI Member Owner”), Devonshire Investment Pte. Ltd., a Singapore exempt private company (the “GIC FI Member Owner”), and MIC TI Holding Company 2 RSC Limited, an ADGM Restricted Scope Company (the “MIC FI Member Owner” and, together with the Company, the NextDecade Member, the TTE Member, the FI Member, Sponsor, NextDecade Parent, the GIP FI Member Owner and the GIC FI Member Owner, the “Parties”). Capitalized terms used but not defined herein have the meanings given to them in the LLC Agreement (defined below).
WHEREAS, reference is hereby made to (i) that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 9, 2025, by and among the NextDecade Member, the TTE Member, the FI Member and the other parties thereto for the limited purposes set forth therein, as the same was amended by that certain Consent and Waiver Letter re: ADNOC Investment, dated January 23, 2026 (as amended, restated or otherwise modified in accordance with the terms therein, the “LLC Agreement”), (ii) that certain Subscription Agreement, dated as of August 7, 2025, by and among TTE Member, Sponsor, NextDecade Member, the Company and (solely for the limited purposes of being bound by and having the benefits of certain sections thereto) NextDecade Parent (the “TTE Subscription Agreement”), and (iii) that certain Subscription Agreement, dated as of August 7, 2025, by and among FI Member, Sponsor, NextDecade Member, the Company, FI Member Owners, and, solely for the limited purposes set forth therein, NextDecade Parent (the “FI Subscription Agreement”);
WHEREAS, pursuant to Section 16.2 of the LLC Agreement, the amendments of the LLC Agreement contemplated herein must be written and signed by (a) each Substantial Member, (b) each Class B Member holding a Class B Voting Percentage equal to or greater than 12.5% (other than FI Member to the extent it is directly or indirectly owned by two or more FI Member Owners) and (c) to the extent it is directly or indirectly owned by two or more FI Member Owners, FI Member at the direction of each FI Member Owner holding an indirect Class B Voting Percentage equal to or greater than 12.5% to be effective (such signatories, the “Requisite Signatories”);
WHEREAS, pursuant to Section 9.2 of the TTE Subscription Agreement, the amendments of the TTE Subscription Agreement must be written and signed by the parties thereto in order to be effective;
WHEREAS, pursuant to Section 9.2 of the FI Subscription Agreement, the amendments of the FI Subscription Agreement must be written and signed by the parties thereto in order to be effective; and
WHEREAS, the Parties desires to amend the LLC Agreement, TTE Subscription Agreement, FI Subscription Agreement, as applicable, as described below.

|US-DOCS\167766912.11||

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
1.Amendments to the LLC Agreement.
(i)The definition of “Available Loans” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Available Loans” has the meaning set forth in Section 3.9(b)(ii).
(ii)The definition of “D:E Ratio” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“D:E Ratio” means, as of any time and giving pro forma effect to the drawings of Construction Loans and the making of Equity Contributions on or in respect of such time, the ratio of (i) outstanding principal amounts of the Construction Loans as of such time plus the aggregate amount applied to fund the Notional Debt Amount in accordance with Section 3.9(b)(viii) to (ii) the Aggregate Funded Equity as of such time.
(iii)The definition of “FI Member Owner Binding Provisions” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“FI Member Owner Binding Provisions” means the proviso to Section 2.12(j), Sections 3.10(f), 3.11, 3.12, 4.5, 11.2, 11.3, 11.4, 11.6, 12.1, 12.2, 12.3, 12.5 and 12.6 and Articles XIII, XV and XVI (including, for the avoidance of doubt, Section 16.18 in respect of the guarantee of the obligations under Section 3.2(b)).
(iv)The definition of “Funding Percentage” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Funding Percentage” means:
(a)prior to the time at which the Aggregate Accelerated Funding Amount has been funded to the T4 Liquefaction Owner and the balance on deposit in the Accelerated Cash Collateral Account is $0.00, (i) with respect to any Committed Member (other than the NextDecade Member), 0%, (ii) with respect to any FI Member Owner (for the benefit of the FI Member), 0% and (iii) with respect to the NextDecade Member, 100%;
(b)on or after the time at which the Aggregate Accelerated Funding Amount has been funded to the T4 Liquefaction Owner and the balance on deposit in the Accelerated Cash Collateral Account is $0.00, but prior to the date on which the ND Accelerated Funding Rebalancing has been achieved, (i) with respect to any Committed Member (other than the NextDecade Member), its Class B Funding Percentage at such time, (ii) with respect to any FI Member Owner (for the benefit of the FI Member), its Base Funding Percentage at such time multiplied by the Class B Funding Percentage of the FI Member at such time, and (iii) with respect to NextDecade Member, 0%; and
(c)on or after the time at which the ND Accelerated Funding Rebalancing has been achieved, (i) with respect to any Committed Member, its Base Funding Percentage at such time and (ii) with respect to any FI Member Owner (for the benefit of the FI Member), its Base Funding Percentage at such time multiplied by the Base Funding Percentage of the FI Member at such time.

(v)The definition of “Unavailable Loans” in Section 1.1 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“Unavailable Loans” has the meaning set forth in Section 3.9(c).
(vi)The definition of “Rebalancing” is removed from Section 1.1 of the LLC Agreement in its entirety.
(vii)Section 1.1 of the LLC Agreement is hereby amended to add the following defined terms in alphabetical order:
    “Abandoned” has the meaning set forth in Section 3.12(b).
    “Accelerated Funding Advance” has the meaning set forth in Section 3.12(c).
    “Accelerated Funding Debt” has the meaning set forth in Section 3.12(c).
    “Gross Funding Amount” has the meaning set forth in Section 3.9(b)(i).
    “ND Accelerated Funding Rebalancing” means the first time after Closing on which each Committed Member has made Equity Contributions that cause (a) the aggregate Equity Contributions of such Committed Member divided by (b) the aggregate Equity Contributions of all Committed Members, to equal its Capital Percentage.
    “Notional Debt Amount” has the meaning set forth in Section 3.9(b)(ii).
    “Notional Equity Amount” has the meaning set forth in Section 3.9(b)(iii).
    “Notional Equity Contribution Amount” has the meaning set forth in Section 3.12(b).
    “Notional Funding Percentages” has the meaning set forth in Section 3.9(b)(v).
    “Rebalancing Event” has the meaning set forth in Section 3.12(a).
    “Rebalancing Event Date” has the meaning set forth in Section 3.12(a).
    “Rebalancing Notice” has the meaning set forth in Section 3.12(a).
    “Rebalancing Payment Default” has the meaning set forth in Section 13.7(a).
    “Rebalancing Payment Default Notice” has the meaning set forth in Section 13.7(a)(i).
    “Rebalancing Payment Defaulting Holder” has the meaning set forth in Section 13.7(a)(i).
    “Remaining Accelerated Funding Debt” has the meaning set forth in Section 13.7(b).
    “Remaining TTE Accelerated Equity Amount” has the meaning set forth in Section 3.9(b)(iv).
    “Straddle Accelerating Holder” has the meaning set forth in Section 3.9(b)(vi).

    “T4 FID” means the positive final investment decision to proceed with the Train 4 Project, as evidenced solely and definitively by the disbursement of the initial drawing of the Indebtedness under the Financing Documents.
    “TTE Accelerated Equity Amount” has the meaning set forth in Section 3.9(b).
    “TTE Accelerated Equity Date” has the meaning set forth in Section 3.9(b).
(viii)Section 3.2(b) of the LLC Agreement is hereby amended and restated in its entirety, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the LLC Agreement attached hereto as Exhibit A.
(ix)Section 3.9 of the LLC Agreement is hereby amended and restated in its entirety, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the LLC Agreement attached hereto as Exhibit B.
(x)Article III of the LLC Agreement is hereby amended by adding a new Section 3.12 immediately after Section 3.11 of the LLC Agreement, which shall read as follows:
“Section 3.12    Rebalancing.
(a)Promptly following the earlier to occur of (x) the Project Completion Date, and (y) the Abandonment of the Train 4 Project (but in any event within five Business Days after such occurrence) (each of the occurrences in (x) and (y), a “Rebalancing Event”), the Board shall calculate and deliver a written notice to all Members and FI Member Owners that specifies the following (the “Rebalancing Notice”): (i) the date of the relevant Rebalancing Event (the “Rebalancing Event Date”); (ii) the aggregate amount of direct or indirect Equity Contributions made by each Member and FI Member Owner (including, for the elimination of doubt, any direct or indirect Initial Contribution by such Member and FI Member Owner and any deemed Equity Contribution of Pre-Completion Revenues allocated to such Member or FI Member Owner in accordance with Section 3.3); (iii) the aggregate amount of direct or indirect Equity Contributions made by all Members and FI Member Owners (including, for the elimination of doubt, all direct or indirect Initial Contributions by the Members and FI Member Owners and all deemed Equity Contributions of Pre-Completion Revenues allocated to the Members and FI Member Owners in accordance with Section 3.3); (iv) the Notional Equity Contribution Amount of each Member and FI Member Owner; and (v) the Accelerated Funding Amount of each Member and FI Member Owner.
(b)For purposes hereof, “Abandoned” means Train Abandonment (as defined in the Definitions Agreement) and the derivate term “Abandonment” shall be construed accordingly, (ii) the “Notional Equity Contribution Amount” of each Member and FI Member Owner means an amount equal to the aggregate sum of (A) the aggregate amount of Equity Contributions made by all Members (including the FI Member) at T4 FID multiplied by (x) with respect to all Members other than the FI Member, the Capital Percentage of such Member at T4 FID and (y) with respect to the FI Member Owners, the Capital Percentage of the FI Member at T4 FID multiplied by the Base Funding Percentage of such FI Member Owner at T4 FID plus (B) the aggregate amount of Equity Contributions made (or deemed made) by all Members (including the FI Member) in accordance with this Agreement on each JVCo Contribution Date occurring after FID and prior to the applicable Rebalancing Event multiplied by (x) with respect to all Members other than the FI Member, the Capital Percentage of such Member on such JVCo Contribution Date and (y) with respect to the FI Member Owners, the Capital Percentage of the FI Member on such JVCo Contribution Date multiplied by the Base Funding Percentage of such FI Member Owner on such JVCo Contribution Date, and (iii) “Accelerated Funding Amount” means, with respect to each Member and FI Member Owner, the positive or negative amount (as applicable) yielded by subtracting (x) the Notional Equity Contribution Amount of such Member or FI Member Owner from (y) the aggregate amount of Equity Contributions made by such Member or FI Member Owner, as applicable (including, for the elimination of doubt, any direct or indirect Initial Contribution by such Member and FI Member Owner and any deemed Equity Contribution of Pre-Completion Revenues allocated to such Member or FI Member in accordance with Section 3.3); provided, that in no event shall the Accelerated Funding Amount of any Member or FI Member Owner exceed, in the case of a Member, the Committed Amount of such Member or, in the case of an FI Member Owner, the Committed Amount of the FI Member multiplied by the Base Funding Percentage of such FI Member Owner.
(c)If the Accelerated Funding Amount of a Member or FI Member Owner is negative, then the Accelerated Funding Amount of such Member or FI Member Owner shall be an “Accelerated Funding Debt” deemed owed by such Member or FI Member Owner. If the Accelerated Funding Amount of a Member or FI Member Owner is positive, then the Accelerated Funding Amount of such Member or FI Member Owner shall be an “Accelerated Funding Advance” deemed made by such Member or FI Member Owner.
(d)Each Member or FI Member Owner that owes Accelerated Funding Debt shall pay to each Member or FI Member Owner that made an Accelerated Funding Advance an amount equal to (x) the Accelerated Funding Debt owed by such Member or FI Member Owner multiplied by (y) the percentage yielded by dividing (I) the Accelerated Funding Advance of each such Member or FI Member Owner that made an Accelerated Funding Advance by (II) the Accelerated Funding Advances of all such Members or FI Member Owners that made an Accelerated Funding Advance (provided, that, subject to any requisite consent required under this Agreement, the relevant parties may, upon mutual agreement, structure such payment as a contribution to and special distribution from the Company).
(e)Except as set forth in Section 13.7, as applicable, each of the Accelerated Funding Advances shall, from and after the Rebalancing Event Date, constitute an interest-free advance payable in cash on the tenth Business Day after receipt of the Rebalancing Notice delivered pursuant to Section 3.12(a). All such payments of Accelerated Funding Advances shall be made via wire transfer of immediately available funds to an account designated by the recipient thereof. The Accelerated Funding Advances shall be an unsecured general obligation of the applicable Member or FI Member Owner and the obligations in respect thereof shall be absolute and unconditional and payment of the principal amount thereof shall not be subject to any defense, counterclaim or right of offset (except as set forth in Section 3.12(f)).
(f)Each Member and FI Member Owner owing an Accelerated Funding Debt may set off such Member or FI Member Owner’s pro rata share of the principal amount of any Bridging Equity Loan or Covering Equity Loan owed by any Member or FI Member Owner to which an Accelerated Funding Advance is owed against the principal amount of such Accelerated Funding Debt. If any Member or FI Member Owner owes the NextDecade Member an Accelerated Funding Debt, then such Member or FI Member Owner may set off such Accelerated Funding Debt to the NextDecade Member to the extent specified under Section 5.11 of the FI Subscription Agreement or Section 5.10 of the TTE Subscription Agreement (as applicable).
(g)For the avoidance of doubt, (i) the obligations of the Members and FI Member Owners under this Section 3.12 shall be deemed “material” for purposes of Article XIII and (ii) unless expressly stated otherwise, any reference to “Member” in this Section 3.12 shall be deemed to exclude the FI Member (for so long as it is directly or indirectly owned by two or more FI

Member Owners) to the extent that such reference would result in double-counting in respect of amounts allocable to the FI Member and FI Member Owners.”
(xi)Section 13.2(d) of the LLC Agreement is hereby amended and restated in its entirety, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the LLC Agreement attached hereto as Exhibit C.
(xii)Section 13.5(a) of the LLC Agreement is hereby amended and restated in its entirety, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the LLC Agreement attached hereto as Exhibit D.
(xiii)Article XIII of the LLC Agreement is hereby amended by adding a new Section 13.7 immediately after Section 13.6 of the LLC Agreement, which shall read as follows:
“Section 13.7        Rebalancing Payment Default.
(a)In addition to the rights and obligations contained in Section 13.2, if any Member or FI Member Owner shall have received notice of any Event of Default specified in Section 13.1(a)(vi) or Section 13.1(c)(vi) for breach of obligations under Section 3.12 (a “Rebalancing Payment Default”) from the Company or any other Person authorized to give a Default Notice under this Agreement then:
(i)without prejudice to the exercise of any other contractual rights held hereunder, any Non-Defaulting Holders may at any time request in writing, delivered to the Company, each Member and each FI Member Owner (a “Rebalancing Payment Default Notice”), that the Company, and the Company shall, take such action (including initiating any proceeding) and exercise any rights and remedies available under this Agreement, at law or in equity, to obtain payment by the Member or FI Member Owner that is alleged (or whose Affiliate is alleged) to have made a Rebalancing Payment Default (a “Rebalancing Payment Defaulting Holder”) of the Rebalancing Payment Default to the Member(s) or FI Member Owner(s) to which such Rebalancing Payment Defaulting Holder owes an Accelerated Funding Debt, along with all costs, fees and expenses (including documented, out-of-pocket attorney’s fees), in all cases without duplication of recovery after considering any amounts received pursuant to the execution of other remedies set forth in this Article XIII; and
(ii)if such Rebalancing Payment Default is not cured within 120 days following the Rebalancing Payment Default Notice, then, on any date thereafter, (A) the Rebalancing Payment Defaulting Holder (or FI Member in respect of an FI Member Owner that is a Rebalancing Payment Defaulting Holder) shall forfeit that number of Capital Units (which, in the case of FI Member in respect of an FI Member that is a Rebalancing Payment Defaulting Holder, such FI Member Owner’s Class B-2 Units, and to the extent that the number of such Class B-2 Units are insufficient, such FI Member Owner’s Class B-1 Units) equal to (x) the amount of such Member’s or, if applicable, such FI Member Owner’s deemed Accelerated Funding Debt that remains unpaid as of such date divided by (y) $1.00, and (B) the Company may redeem all remaining Capital Units of the Rebalancing Payment Defaulting Holder (other than such Capital Units that are subject of Section 13.5(c), which shall be exchanged in accordance therewith immediately prior to such redemption of the Rebalancing Payment Defaulting Holder’s remaining Capital Units after such exchange) in exchange for a payment equal to (I)(x) the number of such remaining Capital Units multiplied by (y) the lower of (1) [***]% of Fair Market Value of each such Capital Unit and (2) $[***] per Capital Unit minus (II) the outstanding interest in respect of a deemed Defaulting Holder Loans (which shall be paid by the Company to the relevant deemed Curing Holder in cash on the date of such redemption, in satisfaction of such outstanding amount of interest). Notwithstanding anything to the contrary herein, a Rebalancing Payment Defaulting Holder shall not have any right to approve or consent to any amendment to this Agreement that is reasonably necessary to give effect to the foregoing.
(b)If a Rebalancing Payment Default is not cured within 15 Business Days following the Rebalancing Payment Default Notice, then each Member and, as applicable, FI Member Owner that made an Accelerated Funding Advance shall be deemed to have cured the Rebalancing Payment Default as Curing Holders in the amount equal to the Rebalancing Payment Defaulting Holder’s deemed Accelerated Funding Debt that remains outstanding as of such date (the “Remaining Accelerated Funding Debt”).
(c)The amount of such Remaining Accelerated Funding Debt shall be deemed a loan by the relevant Curing Holders to the Rebalancing Payment Defaulting Holder. Except in connection with the conversion of a Bridging Equity Loan in accordance with Section 13.4(e) or a Covering Equity Loan pursuant to Section 13.5(c), in no event shall the payment of a Cure Amount hereunder be treated as or deemed to be an Equity Contribution by the Curing Holder for purposes of Article IV or as a Member Loan from a Curing Holder to the Company.”
2.Amendments to the TTE Subscription Agreement.
(d)Section 6.8 of the TTE Subscription Agreement is hereby amended and restated in its entirety to read as follows:
“[RESERVED.]”
3.Amendments to the FI Subscription Agreement.
(e)Section 6.8 of the FI Subscription Agreement is hereby amended and restated in its entirety to read as follows:
“[RESERVED.]”
4.Effect of Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the LLC Agreement, TTE Subscription Agreement and FI Subscription Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the date hereof, each reference in each of the LLC Agreement, TTE Subscription Agreement and FI Subscription Agreement to “this Agreement,” “the Agreement,” “hereof,” “herein” and “hereunder” and words of similar import, and each reference to each of the LLC Agreement, TTE Subscription Agreement and FI Subscription Agreement in any other agreements or instruments executed and delivered pursuant to, or in connection with, the LLC Agreement, TTE Subscription Agreement and FI Subscription Agreement, shall be deemed to be a reference to the LLC Agreement, TTE Subscription Agreement and FI Subscription Agreement, as applicable, as amended by this Amendment.
5.Governing Law. This Amendment, and all claims or causes of action (whether in contract, tort or statute) that may be based on, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any jurisdiction other than Delaware.
6.Counterparts; Electronic Signature. This Amendment may be signed by facsimile or by emailing a pdf file and may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement, to the fullest extent permitted by law. The parties to this Amendment irrevocably and unreservedly agree that this Amendment may be executed by way of electronic signatures and that such Amendment, or any part thereof, shall not be challenged or denied any legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.
[Signature Pages Follow]

    IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

RIO GRANDE LNG INTERMEDIATE HOLDINGS, LLC By: ___/s/ Vera de Gyarfas_________________ Name: Vera de Gyarfas Title: General Counsel and Secretary	GIP V VELOCITY ACQUISITION PARTNERS, L.P. By: GIP Velocity GP, LLC, its general partner By: ___/s/ Gregg Myers___________________ Name: Gregg Myers Title: Chief Financial Officer

RIO GRANDE LNG INTERMEDIATE SUPER HOLDINGS, LLC By: ___/s/ Vera de Gyarfas_________________ Name: Vera de Gyarfas Title: General Counsel and Secretary	GIM PARTICIPATION VELOCITY, L.P. By: GIP Velocity GP, LLC, its general partner By: ___/s/ Gregg Myers___________________ Name: Gregg Myers Title: Chief Financial Officer

NEXTDECADE CORPORATION By: ___/s/ Vera de Gyarfas_________________ Name: Vera de Gyarfas Title: General Counsel and Corporate Secretary	GIP V VELOCITY AGGREGATOR, L.P. By: GIP Velocity GP, LLC, its general partner By: ___/s/ Gregg Myers___________________ Name: Gregg Myers Title: Chief Financial Officer

NEXTDECADE LNG, LLC By: ___/s/ Vera de Gyarfas_________________ Name: Vera de Gyarfas Title: General Counsel and Secretary	DEVONSHIRE INVESTMENT PTE. LTD. By: ___/s/ Diego Canales__________________ Name: Diego Canales Title: Authorized Signatory

Signature Page to T4 JVCo Omnibus Amendment

GLOBAL LNG NORTH AMERICA CORP. By: ____/s/Arnaud Lenail-Chouteau _______ Name: Arnaud Lenail-Chouteau Title: VP LNG Assets and Business Development
Signature Page to T4 JVCo Omnibus Amendment

MIC TI HOLDING COMPANY 2 RSC LIMITED
By: __/s/ Saed Arrar______________________
Name:    Saed Arrar
Title:    Authorised Signatory
By: __/s/ Kevin Taylaur___________________
Name:    Kevin Taylaur
Title:    Authorised Signatory

Signature Page to T4 JVCo Omnibus Amendment

Exhibit A
Amendments to Section 3.2(b)
Section 3.2    Committed Contributions.
(b)    Subsequent Contributions. Subject to Section 3.1(b) and Section 3.1(c), the Committed Members shall make Equity Contributions (but in the aggregate, together with all Equity Contributions made or deemed made after the initial contributions contemplated by Section 3.2(a), not to exceed the Committed Amounts) on each JVCo Contribution Date occurring after the date hereof as follows:
(i)    prior to the funding in full of the Aggregate Accelerated Funding Amount by the Class A Member, the Class A Member shall make an Equity Contribution in cash in an amount equal to the amount set forth in the JVCo Contribution Request for such JVCo Contribution Date (it being acknowledged and agreed that none of the other Committed Members shall be obligated to make any Equity Contribution under this Agreement prior to the date on which the Aggregate Accelerated Funding Amount has been funded to the T4 Liquefaction Owner and the balance on deposit in the Accelerated Cash Collateral Account is $0.00);
(ii)    on and after the funding in full of the Aggregate Accelerated Funding Amount by the Class A Member and prior to the TTE Accelerated Equity Date, each of the Committed Members shall make an Equity Contribution in cash in an amount equal to its Funding Percentage of (A) the Aggregate Equity Contributions as of such JVCo Contribution Date less (B) any portion of Aggregate Accelerated Funding Amount contributed on such date pursuant to Section 3.2(b)(i); provided, that no Committed Member shall have any obligation to fund any Equity Contribution to the extent that the Board decides to fund 100% of the T4 Project Costs which are then due and payable (or are reasonably anticipated to become due and payable prior to the next projected JVCo Contribution Date) with respect to such JVCo Contribution Date with a borrowing under the T4 Financing Agreements; and
(iii)    on and after the funding in full of the Aggregate Accelerated Funding Amount by the Class A Member and on and after the TTE Accelerated Equity Date, each of the Committed Members shall make an Equity Contribution in with Section 3.9 and Section 3.2(c).

Exhibit B
Amendments to Section 3.9
(a)    For the elimination of doubt, JVCo Contribution Requests made in respect of the Committed Members’ respective Committed Amounts shall be made commensurately and concurrently with Equity Contribution Requests (as defined in the Equity Contribution Agreement), which shall in each case be in an amount determined by the Board (subject to Section 3.2), and delivered to Holdings in accordance with the terms of the Equity Contribution Agreement; provided, that, ~~unless otherwise agreed as a Supermajority Matter, (x) to the extent that the Construction Loans are available to be drawn pursuant to and in accordance with the terms of the Financing Documents (as determined by the Board) (“Available Loans”) and~~ (i) Section 3.9(b) shall apply prior to the application in full of the Remaining TTE Accelerated Equity Amount and (ii) Section 3.9(c) shall apply thereafter.
(b)    On a date designated by the TTE Member in its sole discretion in a written notice to the Company (such date designated by the TTE Member, the “TTE Accelerated Equity Date”), the TTE Member may contribute up to 100% of its Remaining Committed Amount to the Company (the “TTE Accelerated Equity Amount”). Promptly following the TTE Accelerated Equity Date, the Company shall cause Holdings to deliver an ECS Reduction Certificate and updated ECS Allocation Schedule reflecting a reduction of the TTE Member’s equity credit support by the TTE Accelerated Equity Amount. Notwithstanding anything to the contrary herein, the TTE Accelerated Equity Amount shall be used solely to fund T4 Project Costs. On the TTE Accelerated Equity Date and on each Equity Contribution Date thereafter prior to the Equity Contribution Date upon which the Remaining TTE Accelerated Equity Amount has been reduced to $0.00 in accordance with this Section 3.9(b), JVCo Contribution Requests shall be made as follows:
(i)    the Board shall determine the amount that is required to enable RGLNG to pay any T4 Project Costs which are then due and payable or are reasonably anticipated to become due and payable prior to the next projected Equity Contribution Date (the “Gross Funding Amount”);
(ii)    the Board shall determine the amount of Construction Loans that are available to be drawn pursuant to and in accordance with the terms of the Financing Documents (as determined by the Board) to fund the Gross Funding Amount (the “Available Loans” and the quantum thereof the “Notional Debt Amount”);
(iii)    the Board shall subtract the Notional Debt Amount from the Gross Funding Amount to determine the “Notional Equity Amount”;
(iv)    the Board shall redetermine the “Remaining TTE Accelerated Equity Amount” by subtracting the amount previously applied in accordance with this Section 3.9(b) from the Remaining TTE Accelerated Equity Amount;
(v)    the Board will determine the Funding Percentage of each Committed Member and the TTE Member (x) without giving effect to (A) the prior contribution of the TTE Accelerated Equity Amount by the TTE Member or (B) the application of Section 3.9(b)(viii) but (y) giving full effect to the application of the TTE Accelerated Equity Amount in accordance with Section 3.9(b)(vii) to be made on the applicable Equity Contribution Date and made on each prior Equity Contribution Date, as applicable, (respectively, the “Notional Funding Percentages”) it being acknowledged and agreed that the Notional Funding Percentages of the Committed Members shall be the same as the Funding Percentages of the Committed Members as of immediately prior to the TTE Accelerated Equity Date, assuming the funding of Equity Contributions by the Committed Members in accordance with Section 3.9(b)(vii) and Section 3.2(c);
(vi)    the Board will cause the Company to issue a JVCo Contribution Request to the Committed Members (for the elimination of doubt, other than in respect of the TTE Member to the extent that the (A) TTE Member’s Remaining Committed Amount has been reduced to $0.00, or (B) Remaining TTE Accelerated Equity Amount is sufficient to satisfy the TTE Member’s Notional Funding Percentage of the Notional Equity Amount (in the event the TTE Member is required to fund Equity Contributions pursuant to this clause (vi) by virtue of this clause (B), the TTE Member shall constitute a “Straddle Accelerating Holder”)) for an amount equal to (x) the Committed Members’ respective Notional Funding Percentages of the Notional Equity Amount (provided that, with respect to the TTE Member, such amount in this clause (x) will be reduced by the amount of the Remaining TTE Accelerated Equity Amount) plus (y) if the Remaining TTE Accelerated Equity Amount is less than the product of (1) the Notional Equity Amount multiplied by (2) the TTE Member’s Notional Funding Percentage, then such shortfall amount described in this clause (y), allocated to the Committed Members pro rata based on their Notional Funding Percentages (it being understood that no such shortfall shall arise on the account of any Straddle Accelerating Holder);
(vii)    each of (A) the Equity Contributions received from the Committed Members (for the elimination of doubt, other than the TTE Member to the extent it is not a Straddle Accelerating Holder) pursuant to the JVCo Contribution Requests and (B) such portion of the Remaining TTE Accelerated Equity Amount equal to (x) the Notional Equity Amount multiplied by (y) the TTE ’s Notional Funding Percentage (provided, that, with respect to the TTE Member, the amount in this clause (B) shall in no event exceed the Remaining TTE Accelerated Equity Amount), will be applied to fund the Notional Equity Amount;
(viii)    the Remaining TTE Accelerated Equity Amount will be applied to fund the Notional Debt Amount (or such portion thereof that equals the Remaining TTE Accelerated Equity Amount after giving effect to Section 3.9(b)(vii)); and
(ix)    the Board will cause the drawing of Available Loans to fund any portion of the Notional Debt Amount not funded in accordance with Section 3.9(b)(vii) and Section 3.9(b)(viii).
For illustrative purposes only: (I) if the Remaining TTE Accelerated Equity Amount is $60,000,000, the Gross Funding Amount is $100,000,000, there are $75,000,000 of Available Loans, the ND Accelerated Funding Rebalancing has not occurred, and all Committed Members have theretofore funded their Equity Contributions in full as required by this Agreement (resulting in Notional Funding Percentages of approximately 83.33% for the FI Member and 16.67% for the TTE Member), then (A) the Notional Equity Amount would be $25,000,000, (B) the Notional Debt Amount would be $75,000,000, (C) the Board would cause the Company to issue a JVCo Contribution Request to the FI Member for $20,832,500 (i.e., $25,000,000 * 83.33%) pursuant to Section 3.9(b)(vi), (D) the Board would direct the Company to cause the proceeds from the honoring of such JVCo Contribution Requests and $4,167,500 (i.e., $25,000,000 * 16.67%) of the Remaining TTE Accelerated Equity Amount to be applied in accordance with Section 3.9(b)(vii), (E) the Board would direct the Company to cause the entire Remaining TTE Accelerated Equity Amount of $55,832,500 (i.e., $60,000,000 minus the $4,167,500 applied in accordance with Section 3.9(b)(vii)) to be applied in accordance with Section 3.9(b)(viii), and (F) Available Loans of $19,167,500 would be drawn to cause the aggregate amount drawn as Equity Contributions and Available Loans plus the Remaining TTE Accelerated Equity Amount to equal

$100,000,000; and (II) if the Remaining TTE Accelerated Equity Amount is $2,000,000 and TTE Member’s Remaining Committed Amount is $100,0000,000, the Gross Funding Amount is $100,000,000, there are $75,000,000 of Available Loans, the ND Accelerated Funding Rebalancing has not occurred, and all Committed Members have theretofore funded their Equity Contributions in full as required by this Agreement (resulting in Notional Funding Percentages of approximately 83.33% for the FI Member and 16.67% for the TTE Member), then (A) the Notional Equity Amount would be $25,000,000, (B) the Notional Debt Amount would be $75,000,000, (C) the Board would cause the Company to issue (x) a JVCo Contribution Request to the FI Member for $20,832,500 (i.e., $25,000,000 * 83.33%) pursuant to Section 3.9(b)(vi), and (y) a JVCo Contribution Request to the TTE Member as a Straddle Accelerating Holder for $2,167,500 of its Remaining Committed Amount pursuant to Section 3.9(b)(vi), (D) the Board would cause the proceeds from the honoring of such JVCo Contribution Requests and an amount equal to the entirety of the Remaining TTE Accelerated Equity Amount of $2,000,000 to be applied in accordance with Section 3.9(b)(vii), (which, together with TTE Member’s funding under its respective JVCo Contribution Request under subclause (y) of the foregoing clause (C), satisfies in full TTE Member’s respective Notional Funding Percentage of the Notional Equity Amount, for a total of $4,167,500 (i.e., $25,000,000 * 16.67%)), (E) no amounts would be applied to the Notional Debt Amount in accordance with Section 3.9(b)(viii), as a result of the Remaining TTE Accelerated Equity Amount having been reduced to $0.00, and (F) Available Loans of $75,000,000 would be drawn to cause the aggregate amount drawn as Equity Contributions and Available Loans plus the Remaining TTE Accelerated Equity Amount to equal $100,000,000.
(c)    On and after the date that the Remaining TTE Accelerated Equity Amount is reduced to $0.00, unless otherwise agreed as a Supermajority Matter, (x) unless the Board has determined that it is not in the Company’s best interest to draw on such Available Loans (Available Loans subject to such a determination, the “Unavailable Loans”), no Equity Contribution Requests shall be made prior to the time that the D:E Ratio first equals 75:25, (y) from and after the time that the D:E Ratio first equals 75:25 until the Equity Funding Adjustment Date and for so long as the Construction Loans constitute Available Loans and do not constitute Unavailable Loans, Equity Contribution Requests will request equity contributions in an aggregate amount that is no greater than the amount necessary to satisfy the pro rata funding requirements under the Financing Documents, based on the Committed Members’ respective Funding Percentage, taking into account any Construction Loan borrowing being made substantially concurrently with such equity contributions, and (z) at all times after the Equity Funding Adjustment Date or on any JVCo Contribution Date that the Construction Loans are not Available Loans, Equity Contribution Requests will request equity contributions in ~~the~~ an aggregate amount that is required to enable the T4 Liquefaction Owner to pay any T4 Project Costs which are then due and payable or are reasonably anticipated to become due and payable prior to the next projected Equity Contribution Date~~. All~~, based on the Committed Members’ respective Funding Percentage.
(d)    Except as set forth in Section 3.9(b) or Section 3.9(c), all other requests for Equity Contributions shall, if authorized to be made pursuant to the express terms of this Agreement, be made upon the request of the Board in accordance with this Agreement (including at the direction of a Member in accordance with Section 10.4(d)), and no Member shall otherwise have the right to make JVCo Contribution Requests hereunder. No Member shall have any right to make Equity Contributions to the Company other than as expressly provided in this Agreement; provided that, for the purposes of this Section 3.9, the determination that Construction Loans are Available Loans and/or Unavailable Loans shall not be based primarily on cost or other economic terms of such Construction Loans.

Exhibit C
Amendments to Section 13.2(d)
Section 13.2    Consequences of Events of Default.
(d)    If the Defaulting Holder disputes in good faith the occurrence of an Event of Default (other than an Event of Default described in Section 13.1(a)(vii), Section 13.1(b) or Section 13.1(c)(vii), it being understood that the occurrence of an Event of Default described in Section 13.1(a)(vii), Section 13.1(b) or Section 13.1(c)(vii) cannot be disputed in good faith pursuant to this Section 13.2(d)), for so long as the Defaulting Holder diligently pursues a final determination as to the occurrence of an Event of Default, including, if necessary, by the prompt final determination of such dispute by the arbitration tribunal in accordance with Section 16.6, the consequences set forth in Section 13.2(b) and Section 13.7, as applicable, shall not apply; provided, upon final determination of such dispute that an Event of Default occurred, or if at any point the Defaulting Holder delays or otherwise fails to diligently pursue a final determination, the consequences set forth in Section 13.2(b) and Section 13.7, as applicable, shall apply.

Exhibit D
Amendments to Section 13.5(a)
Section 13.5    Covering Equity Loans.
(a)    Any loan extended by Curing Holders to a Payment Defaulting Holder in accordance with Section 13.3(c) after the date that their respective Remaining Committed Amounts or FI Remaining Committed Amounts, as applicable, are reduced to $0.00, any loan deemed extended by Curing Holders to a Rebalancing Payment Defaulting Holder in accordance with Section 13.7(c), and any Bridging Equity Loan that is converted in accordance with Section 13.4(d) shall constitute a “Covering Equity Loan”. Covering Equity Loans shall bear interest at the Default Rate until repaid.